Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-263747, 333-257486, and 333-270694 on Form S-8, No. 333-266262 on Form S-3, and No. 333-275919 on Form S-4 of our report dated February 27, 2024, relating to the financial statements of Graphite Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

February 27, 2024